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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                     between

                       PRIMESTONE INVESTMENT PARTNERS L.P.

                                       and

                                P-B FINANCE LTD.



                                   Dated as of
                               September 26, 2000









================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                                                     PAGE
ARTICLE 1. DEFINITIONS
         Section 1.01.  Certain Defined Terms...........................................................2
         Section 1.02.  Accounting and Banking Terms...................................................12
         Section 1.03.  Discretion.....................................................................12

ARTICLE 2. THE LOAN
         Section 2.01.  The Loan.......................................................................12
         Section 2.02.  The Loan; Procedure for Borrowing..............................................12
         Section 2.03.  Rate of Interest; Calculation of Interest......................................13
         Section 2.04.  Mandatory Prepayments..........................................................14
         Section 2.05.  Optional Prepayments...........................................................15
         Section 2.06.  Payments.......................................................................15
         Section 2.07.  Use of Loan Proceeds...........................................................15
         Section 2.08.  Fees...........................................................................15
         Section 2.09.  Increased Costs................................................................15

ARTICLE 3. REPRESENTATIONS AND WARRANTIES
         Section 3.01.  Organization and Powers........................................................16
         Section 3.02.  Power and Authorization........................................................17
         Section 3.03.  Permits; Compliance with Laws..................................................17
         Section 3.04.  No Legal Bar...................................................................18
         Section 3.05.  Litigation.....................................................................18
         Section 3.06.  Solvency.......................................................................18
         Section 3.07.  The Collateral.................................................................18
         Section 3.08.  Capitalization and Corporate Structure.........................................19
         Section 3.09.  No Default.....................................................................19
         Section 3.10.  Taxes..........................................................................19
         Section 3.11. [RESERVED]......................................................................19
         Section 3.12.  ERISA; Labor Relations.........................................................19
         Section 3.13.  Correct Information............................................................20
         Section 3.14.  Investment Company Act.........................................................20
         Section 3.15.  Margin Regulations.............................................................20
         Section 3.16.  REIT Matters...................................................................20

ARTICLE 4. CONDITIONS PRECEDENT
         Section 4.01.  Conditions Precedent to Effectiveness..........................................21

ARTICLE 5. AFFIRMATIVE COVENANTS

                                       i


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
         Section 5.01.  Maintenance of Existence and Properties........................................24
         Section 5.02.  [RESERVED].....................................................................24
         Section 5.03.  Punctual Payment...............................................................24
         Section 5.04.  Payment of Liabilities.........................................................24
         Section 5.05.  Compliance with Laws...........................................................24
         Section 5.06.  Payment of Taxes, Etc..........................................................24
         Section 5.07.  Financial Statements and Other Information.....................................25
         Section 5.08.  Accounts and Reports...........................................................26
         Section 5.09.  Inspection; Audit..............................................................26
         Section 5.10.  UCC Filings....................................................................27
         Section 5.11.  Registration Rights............................................................27
         Section 5.12.  Distributions from the REIT Stock or OP Units..................................27

ARTICLE 6. NEGATIVE COVENANTS
         Section 6.01.  Indebtedness...................................................................27
         Section 6.02.  Liens..........................................................................27
         Section 6.03.  Fundamental Changes............................................................27
         Section 6.04.  Dispositions of Assets.........................................................27
         Section 6.05.  Dividends and Redemptions......................................................28
         Section 6.06.  Certain Other Transactions.....................................................28
         Section 6.07.  Transactions with Affiliates and Certain Other Persons.........................28
         Section 6.08.  Fiscal Year....................................................................28
         Section 6.09.  ERISA..........................................................................28
         Section 6.10.  Regulations T, U and X.........................................................29
         Section 6.11.  Borrower Partnership Agreement.................................................29

ARTICLE 7.[RESERVED]

ARTICLE 8. EVENTS OF DEFAULT
         Section 8.01.  Events of Default..............................................................29
         Section 8.02.  Remedies Upon an Event of Default..............................................33

ARTICLE 9. MISCELLANEOUS

         Section 9.01.  Notices........................................................................33
         Section 9.02.  Survival of this Agreement.....................................................35
         Section 9.03.  Indemnity......................................................................35
         Section 9.04.  Costs, Expenses and Taxes......................................................36
         Section 9.05.  Further Assurances.............................................................37
         Section 9.06.  Amendment and Waiver...........................................................38
         Section 9.07.  Remedies Cumulative............................................................38
         Section 9.08.  Marshaling, Recourse to Security: Payments Set Aside...........................38
         Section 9.09.  Setoff.........................................................................39
         Section 9.10.  Binding Effect.................................................................39

         Section 9.11.  Applicable Law.................................................................39
         Section 9.12.  Consent to Jurisdiction and Service of Process; Waiver of Jury Trial...........39
         Section 9.13.  Inconsistencies................................................................40
         Section 9.14.  Performance of Obligations.....................................................40
         Section 9.15.  Assignment; Participation......................................................40
         Section 9.16.  Confidentiality................................................................40
         Section 9.17.  Construction...................................................................41
         Section 9.18.  Entire Agreement; Binding Effect...............................................41
         Section 9.19.  Severability...................................................................41
         Section 9.20.  Headings.......................................................................41
         Section 9.21.  Execution of Counterparts......................................................41
         Section 9.22.  Limitation of Liability........................................................41
         Section 9.23.  Effectiveness..................................................................42
         Section 9.24.  No Preference in Interpretation................................................42

                                      iii

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                                       iv


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EXHIBITS:

Exhibit A       Form of Note
Exhibit B       Form of Notice of Borrowing
Exhibit C       Form of Amended and Restated Pledge and Security Agreement
Exhibit D       Form of Notice of Optional Prepayment
Exhibit E       RESERVED
Exhibit F       Form of Guaranty
Exhibit G       Form of Letter Agreement
Exhibit H       Form of Securities Account Control Agreement
Exhibit I       Forms of Primestone Consent, Prime Consent and REIT Consent
Exhibit J       Form of  Intercreditor Agreement
Exhibit K       Form of Securities Account Control Agreement
Exhibit L       Dividends and Distributions in Respect of Capital



SCHEDULES:
Schedule 3.02   Consents
Schedule 3.04   Legal Bar
Schedule 3.05   Litigation
Schedule 3.07   Principal Places of Business
Schedule 3.08   Capitalization
Schedule 6.07   Permitted Transactions

                      AMENDED AND RESTATED CREDIT AGREEMENT

          This AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 26, 2000 (this "AGREEMENT") between Primestone Investment Partners L.P., a Delaware limited partnership (the "BORROWER") and P-B Finance Ltd., a Cayman Islands company (the "LENDER").

                              W I T N E S S E T H:

          WHEREAS, the Borrower and Prudential Securities Credit Corporation ("PSCC") entered into that certain Credit Agreement dated as of November 17, 1997 (as amended, extended, supplemented, restated or otherwise modified or replaced, the "EXISTING CREDIT AGREEMENT");

          WHEREAS, pursuant to the Existing Credit Agreement, the Borrower had requested that the Lender extend certain financial accommodations to the Borrower in connection with the financing of the acquisition by the Borrower of certain OP Units (as defined below);

          WHEREAS, on December 30, 1997 PSCC assigned all of its rights, obligations and interest in and under the Existing Credit Agreement to the Lender and the Lender assumed all of PSCC's rights, obligations and interest thereunder;

          WHEREAS, the Borrower has requested that the Lender extend the Expiration Date (as defined below) of the Loan to the Borrower in connection with the repurchase of all of Blackstone's interest in the Borrower; and

          WHEREAS, the Lender is willing to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

          Section 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "AFFILIATE" means any (i) officer, director, shareholder, member or partner of the Borrower, (ii) Person that directly or indirectly controls, is controlled by, or is under common control with the Borrower and (iii) Person in which 10% or more of the ownership interest of such Person is owned by a shareholder, member or partner of the Borrower. For purposes of this definition, "control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting capital stock, by contract or otherwise, and the terms "controlled" and "common control" shall have correlative meanings. In no event shall the Lender be deemed to be an Affiliate of the Borrower.

          "AGREEMENT" and "CREDIT AGREEMENT" means this Amended and Restated Credit Agreement, as the same from time to time may be amended, modified, supplemented, extended or restated.

          "APPLICABLE MARGIN" means one hundred and fifty (150) basis points.

          "AUTHORIZED OFFICER" shall mean (i) with respect to any Person that is a corporation, the president, any vice president, the treasurer or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person or (iii) with respect to any Person, such other representative of such Person that is approved by Lender in writing. No Person shall be deemed to be an Authorized Officer unless named on a certificate of incumbency of such Person delivered to the Lender on the Restatement Effective Date.

          "AUTHORIZED PERSON" means such individuals designated in writing by the Borrower as being authorized by the Borrower to provide the Lender with any and all notices required to be made hereunder by the Borrower, which authorizations shall remain in full force and effect, and may be conclusively relied on by the Lender in all circumstances, until the Lender actually receives a written notice from the Borrower stating otherwise.

          "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. 101 ET SEQ.), as amended from time to time, and any successor statute.

          "BLACKSTONE" means BRE/Primestone Investment Management L.L.C., a Delaware limited liability company, and BRE/Primestone Management L.L.C., a Delaware limited liability company.

          "BORROWER" has the meaning set forth in the preamble hereto, and includes its successors and assigns.

          "BORROWER PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of the Borrower dated as of November 14, 1997, as it may from time to time be amended, restated, modified or supplemented.

          "BORROWER PERCENTAGE INTEREST" shall have the meaning set forth for the term "PERCENTAGE INTEREST" in the Borrower Partnership Agreement.

          "BORROWING DATE" means, with respect to the Loan, the Business Day on which the Lender makes the Loan pursuant to a Notice of Borrowing given pursuant to Section 2.02(b)(i) hereof.

          "BUSINESS DAY" means any day on which dealings in currencies and between banks may be carried on in New York, New York, other than a Saturday or Sunday or any other day on which banks in New York, New York are authorized or required by law to close.

          "CHANGE IN CONTROL" means, with respect to any Person, including the Borrower, any of the Guarantors, the REIT or Prime, (i) any merger, consolidation, liquidation, dissolution, sale of all or substantially all of the assets of, or similar transaction involving such Person; (ii) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended, but excluding, with respect to the REIT or Prime, the Borrower and, with respect to the Guarantors, Reschke or Edward J.
John) shall have become (after giving effect to any securities already beneficially owned by such person or group of persons) the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock or of the equity interests in, such Person, or Reschke shall directly or indirectly own less than at least 40% of the outstanding equity interests in any of the Guarantors; or (iii), during any period of 24 consecutive calendar months, individuals who on the first day of such period, were directors or trustees of the REIT (or in the case of a Person that is a limited partnership, the general partner of such Person) (or, if applicable, successors to any such directors or trustees whose nomination and election as directors or trustees were recommended by a majority of such individuals) shall cease to constitute a majority of the board of directors or trustees, as applicable, of such Person (it being understood and agreed that the merger of any of the Guarantors with another Guarantor shall not constitute a Change of Control).

          "CLOSING DATE" means November 17, 1997.

          "COLLATERAL" means all property and interest in property in or against which the owner thereof shall have granted, or purported to have granted, a security interest or Lien in favor of the Lender under the Loan Documents as security for the Obligations of the Borrower to the Lender, including without limitation the Pledged Shares.

          "COLLATERAL DOCUMENTS" means the Pledge Agreement, Securities Account Control Agreement and the UCC financing statements delivered in connection therewith.

          "COLLATERAL STOCK VALUE" means, (i) at any date with respect to the Pledged Shares, the product of (A) the per share price of the REIT Stock at the close of trading on a trading exchange or stock market for such REIT Stock on the immediately preceding Business Day, as reported by such exchange or stock market, and (B) the number of shares of Pledged Shares then held by or pledged to the Lender and (ii) after a Margin Call has been made in accordance with Section 2.04(a), the amount of value of the Pledged Shares as calculated in clause (i) herein plus the value of the Pledged Marketable Equity Securities as calculated in the Lender's sole and absolute discretion. If the REIT Stock is not then traded on an exchange or stock market or if such closing price is not available in THE WALL STREET JOURNAL, EASTERN EDITION, the Collateral Stock Value shall be the average per share price of the REIT Stock quoted to the Lender by three (3) (or any lesser number if three (3) are not available) national brokerage firms selected by the Lender in its sole and absolute discretion (including without limitation PSI). If no such quotes are available, such Collateral Stock Value shall be determined by the Lender in its sole and absolute discretion.

          "COMMITMENT" means $40,000,000.

          "CONSENTS" shall mean, collectively, each of the (i) Consent to Assignment from the Primestone Partners, dated as of the Closing Date, (ii) Prime Consent and (iii) REIT Consent.

          "CONTRIBUTION AGREEMENT" means the Contribution Agreement among BRE/Primestone Investment Management L.L.C., BRE/Primestone Investment L.L.C. and The Prime Group, Inc. dated as of October 20, 1997.

          "DEFAULT" means any event which is, or with the lapse of time or giving of notice, or both, would be, an Event of Default.

          "DEPOSIT BANK" shall mean Prudential Securities Incorporated.

          "DOLLARS" and "$" means lawful money of the United States of America. Any reference in this Agreement to payment in "Dollars" or "$" means payment in Dollar funds immediately available for use by the Lender in New York, New York.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA AFFILIATE" means each Person (as defined in Section 3(9) of ERISA) that is a member of any "controlled group" (as defined in Section 4001(14) of ERISA) that includes the Borrower.

          "ERISA TERMINATION EVENT" means (i) any Reportable Event, (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a Plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or to treat any Plan amendment as a termination under Section 4041 of ERISA, (iv) any Plan amendment or the occurrence of any event that constitutes a "partial termination" (within the meaning of Section 411(d)(3) of the IRC) with respect to any Plan, (v) the institution of proceedings to terminate a Plan or the appointment of a trustee by the PBGC pursuant to
Section 4044 of ERISA or (vi) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "EVENT OF DEFAULT" means any event specified as such in Section
8.01 hereof.

          "EXPIRATION DATE" means the earlier of (i) September 25, 2001, (ii) ten days prior to the maturity of the Vornado Loan Agreement and (iii) the date on which a Change of Control of the Borrower, the Guarantors, Prime, or the REIT has occurred.

          "FISCAL QUARTER" means each of the four periods of three months of each year, ending on the last day of each March, June, September and December, which in the aggregate constitute a Fiscal Year.

          "FISCAL YEAR" means the fiscal year ending on December 31.

          "FIXED DIVIDEND AMOUNT" has the meaning given to such term in
Section 2.04(c).

          "FLOW-THROUGH ENTITY" has the meaning given to such term in Section 3.16.

          "GAAP" means generally accepted accounting principles (i) in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of the Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, and (ii) which are consistently applied in form and substance.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTORS" means, collectively, PGI, Prime Group Limited Partnership, an Illinois limited partnership, PGLP, Inc., an Illinois corporation, Prime Group II, L.P., an Illinois limited partnership, and Prime International, Inc., an Illinois corporation.

          "GUARANTY" means the Guaranty made by the Guarantors dated as of the Restatement Effective Date in favor of the Lender, in the form of EXHIBIT F hereto, as it may from time to time be amended, restated, modified or supplemented.

          "INDEBTEDNESS" means (without duplication), with respect to any Person, all obligations, contingent and otherwise, which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person as at any date at which the amount thereof is to be determined (but in any event and as well, with respect to the Borrower, including, the Note, all other amounts due under the Loan Documents), any contingent obligations arising due to all guarantees, endorsements (other than endorsements for collection or deposits in the ordinary course of business), all obligations in respect of any swap, cap, floor, collar or other similar transaction and all other contingent obligations whether or not in respect of any Indebtedness of others, deferred taxes and accrued obligations, all liabilities secured by any mortgage, pledge or lien existing on property owned or acquired subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed, and all lease obligations.

          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of the date hereof among the Borrower, Lender and Vornado, as it may from time to time be amended, restated, modified or supplemented.

          "INTEREST PERIOD" shall mean the period from the date of this Agreement to but excluding the 30th day thereafter, and thereafter each successive 30-day period. If any Interest Period would begin or end on a date which is not a Business Day, such Interest Period shall begin or end, as the case may be, on the next succeeding Business Day and any Interest Period that would extend beyond the Expiration Date shall end on the Expiration Date. Lender may, in its discretion, select Interest Periods of one day for any day on or after the Note shall have become due and payable in accordance with the terms hereof.

          "IPO" means the initial public offering of the REIT Stock on SEC Form S-11, registration number 333-33547.

          "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          "KNOWLEDGE" means, with respect to any Person, what such Person knows or should have known, in each case, after due inquiry.

          "LENDER" has the meaning given to it in the preamble of this Agreement, and its successors, participants and assigns (including any Person who becomes a holder of the Note).

          "LENDER'S OFFICE" means the Lender's principal office at One Seaport Plaza, New York, New York 10292.

          "LETTER AGREEMENT" means the Letter Agreement made by Reschke dated as of the Restatement Effective Date in favor of the Lender, in the form of EXHIBIT G hereto, as it may from time to time be amended, modified or supplemented.

          "LIBOR RATE" with respect to each Interest Period, shall mean for any day, as determined by Lender, the interest rate per annum offered for deposits in Dollars for the Interest Period in the London interbank market for a period equal to the Interest Period which appears on Telerate Page 3750 or such other page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying such rate (collectively, "TELERATE PAGE 3750") as of 11:00 A.M. London time on the second Business Day prior to any such date. If the Interest Period is of a duration falling between the Interest Periods for which such rates appear on Telerate Page 3750, the LIBOR Rate shall be the rate determined by interpolation between the rates for the next shorter and the next longer Interest Periods for which such rate appears on Telerate Page 3750, as determined by Lender, whose determination shall be conclusive in the absence of manifest error. In the event that (i) more than one such LIBOR Rate is provided, the average of such rates shall apply or
(ii) no such LIBOR Rate is published, then the LIBOR Rate shall be determined from such comparable financial reporting company as Lender, in its discretion, shall determine.

          "LIEN" means, with respect to any Person, (i) any lien (including, without limitation, any statutory lien), mortgage, hypothecation, privilege, security interest, pledge, encumbrance, charge (general or special, floating or fixed) or conditional sale or other title retention arrangement (including, without limitation, the rights of a lessor under a capital lease to the property leased thereunder) or other security interest of any kind upon any property or assets of any character of such Person, whether now owned or hereafter acquired by such Person, or upon the income or profits therefrom, (ii) the transfer, pledge or assignment by such Person of any of its property or assets for the purpose of subjecting the same to the payment of any indebtedness of such Person or others in priority to the payment by such Person of its general creditors, (iii) any sale, assignment, pledge or other transfer by such Person of its accounts receivable, contract rights, general intangibles or chattel paper with recourse, and (iv) any agreement to give or do any of the foregoing.

          "LOAN" means the loan made pursuant to Section 2.02(a) hereof.

          "LOAN DOCUMENTS" mean, collectively, this Agreement, the Note, the Collateral Documents, the Consents, the Intercreditor Agreement, the Borrower's completed Form FR G-3, the Guaranty, the Letter Agreement and any and all other agreements, instruments or documents now or hereafter evidencing or otherwise relating to the Loan and/or the other Loan Documents.

          "LTV RATIO" means the amount of principal outstanding under the Loan divided by the Collateral Stock Value.

          "MATERIAL ADVERSE CHANGE" of the Borrower or its Subsidiaries means a material adverse change in the business, financial condition, assets, properties or operations of the Borrower or its Subsidiaries.

          "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (i) would have any material adverse effect whatsoever upon the validity or enforceability of this Agreement, the Note or any other Loan Document,
(ii) is or would reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, prospects, properties or operations of the Borrower or its Subsidiaries, Prime, any Guarantor or the REIT, as the case may be and as applicable, (iii) would materially impair any party's ability to fulfill its respective obligations under the terms and conditions of the Loan Documents to which it is a party, or (iv) would materially impair the Lender's rights in or to, or have a material adverse effect on, the Collateral.

          "NOTE" means the promissory note issued by the Borrower, evidencing the Loan and delivered pursuant to Section 2.02(b)(ii) hereof, as the same may be from time to time amended, modified, supplemented or extended.

          "NOTICE OF BORROWING" has the meaning given to it in Section 2.02(b)(i) hereof.

          "NOTICE OF OPTIONAL PREPAYMENT" has the meaning given to it in
Section 2.05 hereof.

          "OBLIGATIONS" means, as to the Borrower, all liabilities, obligations and Indebtedness of the Borrower to the Lender of any and every kind and nature (including, without limitation, principal payments, interest, charges, expenses, attorneys' fees, maintenance, commitment and other fees chargeable to the Borrower by the Lender and future advances made to or for the benefit of such Person), whether arising under this Agreement, under any of the Loan Documents, under any refinancing or modification of the credit facilities provided under this Agreement or any of the Loan Documents, pursuant to any arrangement, agreement or understanding hereafter among the Borrower and the Lender, whether now or hereafter owing, arising, due or payable from the Borrower to the Lender, whether before or after the filing of a proceeding under the Bankruptcy Code by or against the Borrower, regardless of how evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, including, without limitation, obligations or guarantees of performance or payment.

          "OP UNITS" shall mean units representing limited partnership interests in Prime issued by Prime pursuant to the Prime Partnership Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "PERMITS" shall have the meaning set forth in Section 3.03 hereof.

          "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PGI" means The Prime Group, Inc., an Illinois corporation.

          "GUARANTY" means the Guaranty made by the Guarantors dated as of the Restatement Effective Date in favor of the Lender, in the form of EXHIBIT F hereto, as it may from time to time be amended, modified or supplemented.

          "PLAN" means any "Employee Benefit Plan" (as defined in Section 3(3) of ERISA) as covered by any provision of ERISA and as maintained, or otherwise contributed to, or at any time during the five calendar year period immediately preceding the date of this Agreement was maintained or otherwise contributed to, by the Borrower, or any ERISA Affiliate of the Borrower for the benefit of the employees of the Borrower or an ERISA Affiliate of the Borrower.

          "PLEDGE AGREEMENT" means the Amended and Restated Pledge and Security Agreement of the Borrower dated as of the Restatement Effective Date in favor of the Lender, in the form of EXHIBIT C hereto, as it may from time to time be amended, restated, modified or supplemented.

          "PLEDGED MARKETABLE EQUITY SECURITIES" has the meaning set forth in
Section 2.04(a) hereof.

          "PLEDGED SHARES" shall have the meaning set forth in the Pledge Agreement.

          "PRIME" shall mean Prime Group Realty, L.P., a Delaware limited partnership.

          "PRIME CONSENT" means the Amended and Restated Consent and Agreement of Prime Group Realty, L.P. dated as of the Restatement Effective Date, made by Prime in favor of the Lender, as it may from time to time be amended, restated, modified or supplemented.

          "PRIME PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Agreement of Limited Partnership of Prime dated as of November 17, 1997, as it may from time to time be amended, restated, modified or supplemented.

          "PRIME PARTNERSHIP INTEREST" shall have the meaning set forth for the term "PERCENTAGE Interest" in the Prime Partnership Agreement, as it may from time to time be amended, modified or supplemented.

          "PRIMESTONE CONSENT" means the Amended and Restated Consent and Agreement of the Primestone Partners dated as of the Restatement Effective Date, made by the Primestone

Partners in favor of the Lender, as it may from time to time be amended, restated, modified or supplemented.

          "PRIMESTONE PARTNER" means each of the partners of the Borrower which are each of PG/Primestone, L.L.C., in its capacity as general partner and PGI, in its capacity as limited partner.

          "PROHIBITED TRANSACTION" means any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the IRC) with respect to any Plan for which transaction no statutory exemption is not available.

          "PSI" means Prudential Securities Incorporated, a Delaware corporation, and its successors and assigns.

          "REGISTRATION DATE" means the first Business Day on or after the first anniversary of the Closing Date.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Closing Date among the REIT, Prime, the Borrower, The Prime Group, Inc. and the other investors party thereto, as it may from time to time be amended, modified or supplemented.

          "REGULATIONS D, T, U AND/OR X" means Regulations D, T, U and/or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REGULATORY CHANGE" means the introduction of, or any change in, United States federal, state or local laws or regulations (including Regulation D) or treaties or foreign laws or regulations after the date hereof or the adoption or making after such date of any interpretations, directives, guidelines or requests applying generally to a class of banks and/or financial institutions, including the Lender, of or under any United States federal, state, or local rules or regulations or any treaties or foreign laws or regulations (whether or not having the force of law) by any court or monetary or Governmental Authority charged with the interpretation or administration thereof.

          "REIT" means Prime Group Realty Trust, a Maryland real estate investment trust.

          "REIT CONSENT" means the Amended and Restated Consent and Agreement of Prime Group Realty Trust dated as of the Restatement Effective Date, made by the REIT in favor of the Lender, as it may from time to time be amended, restated, modified or supplemented.

          "REIT STOCK" means the common shares of beneficial interest of the REIT.

          "REPORTABLE EVENT" means any "reportable event" described in
Section 4043(b) of ERISA with respect to which the 30-day notice requirement set forth in Section 4043(a) of

ERISA has not been waived by the PBGC that occurs or has occurred in connection with any Plan.

          "RESCHKE" means Michael W. Reschke, an individual residing in Chicago, Illinois.

          "RESTATEMENT EFFECTIVE DATE" shall have the meaning set forth for the term in Section 9.23.

          "SEC" means the Securities and Exchange Commission and any successor thereto.

          "SECURITIES" means all shares, options, membership interests, partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity, whether voting or non-voting, including, without limitation, common stock, preferred stock, warrants, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of or all of the foregoing.

          "SECURITIES ACCOUNT" has the meaning given to such term in Section 2.04(c).

          "SECURITIES ACCOUNT CONTROL AGREEMENT" has the meaning given to such term in Section 2.04(c).

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership or equivalent entity of which more than 50% of the outstanding Securities having ordinary voting power to elect or appoint a majority of the Board of Directors, managers, general partners or equivalent positions of such corporation, limited liability company, partnership or equivalent entity is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries of such Person.

          "UCC" shall mean the applicable Uniform Commercial Code, as amended from time to time.

          "VORNADO" means Vornado Realty, L.P., a Delaware limited partnership.

          "VORNADO LOAN AGREEMENT" means the Loan Agreement, dated as of September 26, 2000, among Borrower, the Guarantors, Reschke and an affiliate of Vornado.

          "VORNADO LOAN DOCUMENTS" means the Vornado Loan Agreement and any other document executed, entered into or delivered in connection therewith and related thereto.

          Section 1.2. ACCOUNTING AND BANKING TERMS. All accounting and banking terms not specifically defined herein shall be construed in the case of accounting terms, in accordance with GAAP and, in the case of banking terms, in accordance with general practice among commercial banks and financial institutions in New York, New York.

          Section 1.3. DISCRETION. Whenever it is provided in this Agreement or in any of the Loan Documents that (i) the Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to the Lender, or (iii) any other decision or determination is to be made by the Lender, the decision of the Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by the Lender, shall be in the sole and absolute discretion of the Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein; PROVIDED, HOWEVER, that to the extent Lender assigns fifty percent (50%) or greater of the Loan to any entity which is not an affiliate of Lender, the "sole and absolute discretion" standard set forth above (or where otherwise set forth herein) shall be deemed to be "reasonable discretion" with respect to the Lender after giving effect to such assignment.

                                   ARTICLE 2.

                                    THE LOAN

          Section 2.1. THE LOAN. Subject to the terms and conditions hereinafter set forth, the Lender made available to the Borrower, on a one time basis, a Loan on the Closing Date in an aggregate principal amount of the Commitment.

          Section 2.2. THE LOAN; PROCEDURE FOR BORROWING. (a) Subject to the terms and conditions hereof, the Lender agrees to make a Loan to the Borrower from the Lender's Office, as provided in this Agreement in an aggregate principal amount requested by the Borrower in the Notice of Borrowing (as defined below) which will not exceed the Commitment. The Loan shall mature on the Expiration Date and bear interest for the period from the Borrowing Date thereof to the date of payment in full thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rates per annum determined and payable as specified in Section 2.03 hereof.

          (b) (i) The Loan shall be made upon notice, given by an Authorized Person of the Borrower to the Lender not later than 11:00 a.m. (New York City time) on the second (2nd) Business Day prior to the requested Borrowing Date (a "NOTICE OF BORROWING"). Such notice shall be made by telecopy or telephone, confirmed immediately in writing, by delivery of a Notice of Borrowing, in the form of EXHIBIT B hereto, specifying therein (A) the requested Borrowing Date, (B) the aggregate amount of the Loan requested to be made, which amount shall not be greater than the Commitment or less than $100,000 and (C) that the use of such proceeds shall be as set forth in
Section 2.07 hereof. Upon fulfillment of the applicable conditions set forth herein, the Lender will make the Loan available to the Borrower by disbursing such proceeds as an Authorized Person of the Borrower may instruct the Lender in advance in writing.

          (ii) The obligation of the Borrower to pay the principal of and interest on the Loan shall be evidenced by the Note in favor of the Lender duly executed and delivered by the Borrower in the form of EXHIBIT A hereto. The Note shall (A) be payable to the order of the Lender, (B) be in a stated principal amount equal to the Loan and be payable in the principal amount of the Loan evidenced thereby, (C) be stated to mature (and the Loan shall be repayable) in full on the Expiration Date, and (D) be entitled to the benefits of this Agreement. At the time of the Loan, and upon each prepayment of principal of the Loan, the Lender shall, and is hereby authorized to, make a notation on the schedule annexed to and constituting a part of the Note, and any such notation shall be conclusive and binding for all purposes absent manifest error; PROVIDED, HOWEVER, that the failure by the Lender to make any such notation shall not affect the obligations of the Borrower under the Note or this Agreement.

          Section 2.3. RATE OF INTEREST; CALCULATION OF INTEREST. (a) The Loan shall bear interest on the unpaid principal amount thereof from the date the Loan is extended to the Borrower until such principal amount is paid in full at a rate or rates per annum determined in accordance with this Section
2.03. The Borrower shall pay interest on the unpaid amount of the Loan at the rate per annum equal to the sum of (i) the LIBOR Rate in effect from time to time applicable to each Interest Period, plus (ii) the Applicable Margin, payable in arrears on each of February 28, May 31, August 31 and November 30 (PROVIDED, HOWEVER, that the first interest payment date shall be on February 28, 1998) and ending on the date the principal amount of the Loan shall be paid or prepaid, to the extent of the interest accrued on the principal amount of the Loan so paid or prepaid.

          (b)    From and after the occurrence of any Event of Default under
Section 8.01 hereof, and for so long as such Event of Default shall continue (after as well as before judgment), the unpaid principal amount of the Loan and any other amount then due and payable but not yet paid hereunder shall bear interest at a rate per annum equal to the then interest rate of such outstanding Loan determined in accordance with clause (a) above PLUS six hundred (600) basis points per annum, payable on demand. Overdue interest shall be compounded and bear interest, to the extent permitted by law, on each date for payment of interest on the Loan hereunder. The Borrower shall pay a late charge of two and one-half percent (2 %) of each payment not paid within ten (10) days after the date upon which such payment was due (which amount the Borrower and the Lender agree is a fair and reasonable estimate of the Lender's damages in light of all of the facts and circumstances as of the date of this Agreement). Such late charge shall be due and payable by the Borrower concurrently with the late payment for which such charge is assessed hereunder.

          (c) Interest shall be calculated on a basis of a 360-day year for the actual number of days elapsed during the Interest Period on the balance outstanding during such Interest Period.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. If the Borrower pays the Lender interest in excess of the maximum amount permitted by applicable law, such excess shall be applied in reduction of the principal balance of the Note, and any remaining excess shall be refunded to the Borrower.

          Section 2.4. MANDATORY PREPAYMENTS. (a) MARGIN MAINTENANCE CALL. If the Lender determines, in it sole discretion, that the LTV Ratio exceeds forty percent (40%), then the Lender will give notice (whether oral or written) to the Borrower of a margin maintenance call (a "MARGIN CALL"), and the Borrower will, no later than 3:00 p.m. (prevailing local time in New York
City) on the second (2nd) Business Day after the date of such Margin Call, either: (A) make a mandatory prepayment of principal and interest to the Lender equal to the amount necessary to cause the LTV Ratio not to exceed thirty percent (30%); or (B) pledge and convey to the Lender readily marketable equity securities, other than REIT Stock, that are acceptable to the Lender in its sole and absolute discretion (collectively, "PLEDGED MARKETABLE EQUITY SECURITIES") in such amount as necessary to cause the LTV Ratio not to exceed thirty percent (30%). Any Pledged Marketable Equity Securities pledged to the Lender shall be free and clear of any Liens (except for the liens incurred under the Vornado Loan Documents) or encumbrances of a similar nature and shall be delivered together with stock powers executed in blank and any waivers or certifications necessary to demonstrate that the representations and warranties in Article 3 hereof are true and correct with respect to such Pledged Marketable Equity Securities. Failure by the Borrower to either prepay the amounts outstanding under the Loan or pledge the Pledged Marketable Equity Securities pursuant to clauses (A) and (B) above, or a rejection by the Lender of the Pledged Marketable Equity Securities shall constitute an Event of Default by the Borrower.

          (b) SALE OF COLLATERAL. On each date after the Closing Date on which the Borrower receives any proceeds from selling of the Collateral, the Borrower shall prepay the outstanding Loan in the amount equal to one hundred percent (100%) of such proceeds.

          (c) DIVIDENDS AND DISTRIBUTIONS IN RESPECT OF COLLATERAL. In the event that the Borrower or PGI receives any dividend, distribution, amount paid in redemption or repurchase or similar payment in respect of any portion of the Collateral, Borrower shall apply such dividend, distribution, amount paid in redemption or repurchase or similar payment in respect of any portion of the Collateral in accordance with Section 3(b) of the Intercreditor Agreement. Prior to or on the Restatement Effective Date, Borrower shall establish and maintain with the Deposit Bank a securities account (the "SECURITIES ACCOUNT") which shall be in the name of Lender and under the sole dominion and control of Lender. Borrower shall have no rights to make withdrawals from the Securities Account. The Deposit Bank and Borrower shall execute and deliver to Lender on or prior to the Restatement Effective Date a Securities Account Control Agreement in the form attached as EXHIBIT H which provides, INTER ALIA, that no party other than Lender shall have the right to withdraw funds from the Securities Account. By its execution hereof, Borrower hereby irrevocably instructs Prime and the REIT to pay any distributions made in respect of the Collateral (or any interests into which they may be converted) to the Securities Account. No disbursements from the Securities Account shall be made except as provided in the Securities Account Control Agreement and in the Intercreditor Agreement.

          (d) VORNADO INVESTMENT. Immediately upon receipt by Borrower of any proceeds from any investment (other than any proceeds from the Vornado Loan Agreement and as otherwise permitted under Section 6.05) by Vornado in the Borrower, the Borrower shall prepay the outstanding Loan in the amount equal to one hundred percent (100%) of such proceeds.

          Section 2.5. OPTIONAL PREPAYMENTS. The Borrower may, upon at least five (5) days prior notice to the Lender, voluntarily prepay the Loan in whole at any time or in part from time to time, with accrued interest to the date of such prepayment on the amount prepaid but without other premiums or penalties, in an amount not less than $100,000 or, if the principal amount of Loan is less than $100,000, all of such lesser amount. Each such notice shall be made by an Authorized Person of the Borrower by telecopy or telephone, confirmed immediately in writing, by delivery of a Notice of Optional Prepayment, substantially in the form of EXHIBIT D hereto, specifying therein
(i) the proposed date of such prepayment, and (ii) the aggregate amount of the Loan therein proposed to be prepaid.

          Section 2.6. PAYMENTS. All payments (including prepayments) to be made by the Borrower under this Agreement shall be made by wire transfer to the Lender, in Dollars and in immediately available funds, at such place or places as the Lender may from time to time designate by written notice to the Borrower. All payments to be made hereunder by the Borrower shall be made without setoff, counterclaim or defense. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension; PROVIDED, HOWEVER, that no such payments of the Loan shall extend beyond the Expiration Date.

          Section 2.7. USE OF LOAN PROCEEDS. The Borrower shall use the proceeds of the Loan to purchase the OP Units as set forth in Section 3.1 of the Contribution Agreement.

          Section 2.8. FEES. Borrower shall pay Lender a non-refundable, non-creditable up-front fee of $400,000 which shall be payable on the Restatement Effective Date.

          Section 2.9. INCREASED COSTS. If any Regulatory Change: (a) subjects the Lender to any tax of any kind whatsoever with respect to this Agreement, the Note or the Loan or changes the basis of taxation of payments to the Lender of principal, interest, commitment fees, or any other amount payable hereunder in any of the foregoing (except for changes in any rate of tax on the net income of the Lender); (b) imposes, modifies or holds applicable to the Lender (or any corporation controlling the Lender) any reserve or capital adequacy requirements or liquidity ratios or requires the Lender (or any corporation controlling the Lender) to make special deposits against or in respect of assets or liabilities of, deposits with or for the account of, or credit extended by, the Lender; or (c) imposes on the Lender any other condition affecting this

Agreement, the Note or the Loan; and the result of any of the foregoing is (i) to increase the cost to the Lender of making or maintaining the Loan or to reduce any amount received or receivable by the Lender hereunder, (ii) to require the Lender (or any corporation controlling the Lender) to make any payment to any fiscal, monetary, regulatory or other authority calculated on or by reference to any amount received or receivable by the Lender under this Agreement or the Note, or (iii) to reduce the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy), in any case by an amount deemed by the Lender to be material, then, in any such case, the Borrower shall, within ten (10) days pay the Lender (or such corporation controlling the Lender), on its written demand, any additional amount necessary to compensate the Lender (or such corporation) for such additional cost, reduced amount receivable or reduction in rate of return with respect to this Agreement, the Note or the Loan, together with interest on such amount from the date demanded until payment in full thereof at the rate per annum applicable to Loan, calculated on the basis of a 360-day year for the actual days elapsed. If the Lender becomes entitled to claim any additional amount pursuant to this Section 2.09, the Lender shall, within ten (10) days, submit to the Borrower a certificate as to any additional amount payable pursuant to the first sentence of this Section 2.09, which amount shall be, absent manifest error, presumed to be correct; PROVIDED, HOWEVER, that the determination thereof is made on a reasonable basis. In determining such amount, the Lender shall use any reasonable averaging and attribution methods.


                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Lender to enter into this Agreement and to extend the financial accommodations hereunder, the Borrower hereby represents and warrants to the Lender that:

          Section 3.1. ORGANIZATION AND POWERS. Each of the Borrower and Prime is a limited partnership duly formed and validly existing and in good standing under the laws of the state of its organization. Each of the Borrower and Prime is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction (other than the state of its organization) in which the conduct of its business or the ownership or operation of its properties or assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Each of the Borrower and Prime has full power and authority to own its properties and assets and carry on its business as now conducted. The REIT is a real estate investment trust duly organized and validly existing and in good standing under the laws of the State of Maryland. The REIT is a "real estate investment trust", as such term is defined in Section 856 of the IRC. The REIT is a fully-integrated, self-administered and self-managed "real estate investment trust" and is listed on the New York Stock Exchange. The REIT is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction (other than the state of its incorporation or organization) in which the conduct of its business or the ownership or operation of its properties or assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The REIT has full power and authority to own its properties and assets and carry on its business as now conducted.

          Section 3.2. POWER AND AUTHORIZATION. The Borrower has full power, right and legal authority to execute, deliver and perform its obligations under this Agreement, the Note and such of the other Loan Documents to which it is a party. The Borrower has taken all partnership and other actions necessary to authorize the execution and delivery of, and the performance of its obligations under such documents and to make borrowings by the Borrower under this Agreement, as the case may be. This Agreement, the Note and such of the other Loan Documents to which it is a party, constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally. Other than as set forth on
SCHEDULE 3.02 hereof, no consent of any person, and no consent, license, approval or authorization, or registration or declaration with, any Governmental Authority, which has not been obtained, taken or made (other than the financing statements and filings required to be filed pursuant to this Agreement and the Loan Documents, which have been delivered to the Lender for filing on the Restatement Effective Date), is required in connection with the execution, delivery or performance by the Borrower of this Agreement, the Note or the other Loan Documents to which it is a party, or the making of borrowings by the Borrower under this Agreement.

          Section 3.3. PERMITS; COMPLIANCE WITH LAWS. The Borrower has all permits, licenses and governmental franchises and other authorizations from all Governmental Authorities (collectively, the "PERMITS") that are necessary to own and operate its business as presently being conducted and as contemplated to be conducted immediately after the Closing Date, except those permits, licenses and governmental franchises and authorizations the failure to possess would not have a Material Adverse Effect. All such Permits are valid and subsisting and in full force and effect. The Borrower is in compliance with the terms of such Permits and all statutes, laws, ordinances, governmental rules or regulations (including applicable environmental laws) and all judgments, orders or decrees (federal, state, local or foreign) to which it is subject, except for violations of which would not have a Material Adverse Effect.

          Section 3.4. NO LEGAL BAR. The execution, delivery and performance by the Borrower of this Agreement, the Note and such of the other Loan
Documents to which it is a party, and the making of borrowings hereunder by the Borrower, other than as set forth on SCHEDULE 3.04 hereof and except for such violations or contravention of which would not have a Material Adverse Effect, do not and will not (i) violate or contravene any provisions of any existing law, statute, rule, regulation or ordinance or charter document,
(ii) violate or contravene any provision of any order or decree of any court or Governmental Authority to which the Borrower or any of its properties or assets are subject, (iii) violate or contravene any provision of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument to which the Borrower is a party or which purports to be binding upon either of it or any of its properties or assets, or (iv) result in the creation or imposition of any Lien on any of the properties of the Borrower (other than as created pursuant to the Loan Documents or the Vornado Loan Documents) pursuant to the provisions of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument.

          Section 3.5. LITIGATION. There are no judgments or any litigation or administrative proceedings of or before any court or Governmental Authority now pending, nor, to the knowledge of the Borrower, are any such litigation or proceedings now threatened, against the Borrower or any of its properties, involving an individual claim in excess of $100,000 or claims in the aggregate in excess of $250,000 which, in each case, are not covered by insurance, except as disclosed in SCHEDULE 3.05.

          Section 3.6. SOLVENCY. Immediately after giving effect to each of the financing transactions contemplated hereby on and after each Borrowing Date, the Borrower is solvent. For purposes of this Section 3.06, the term "solvent" means that, at the time of said determination, (i) the fair value of such Person's assets exceeds the aggregate sum of its liabilities (including, without limitation, contingent liabilities), (i) such Person is able to pay its debts as they mature, (ii) the property owned by such Person has a value in excess of the total aggregate sum required to pay its debts, and (iii) such Person has capital sufficient to carry on its business.

          Section 3.7. THE COLLATERAL. The chief place of business and chief executive office of the Borrower, and the offices where the Borrower keeps its books and records concerning any of the Collateral are located at the addresses specified on SCHEDULE 3.07. The Borrower owns the Collateral in which it has granted a security interest and Lien in favor of the Lender pursuant to the Loan Documents, free and clear of any Lien, security interest charge or encumbrance (other than those incurred under the Vornado Loan Agreement), except as otherwise expressly permitted by Section 6.02 or as set forth in Section 3.08 hereof. All financing statements and filings required to be filed, and all related required fees and taxes, have been delivered to the Lender for filing and recording, and all other steps required to be taken have been taken, so that upon proper filing and recording in the proper offices Lender shall have, a valid, perfected, first priority continuing and enforceable security interest in and Lien on the Collateral and such security interest and Lien ranks prior to any other security interest in or Lien upon the Collateral.

          Section 3.8. CAPITALIZATION AND CORPORATE STRUCTURE. (i) The Borrower Percentage Interests of each Primestone Partner are set forth on
SCHEDULE 3.08 and (ii) the Prime Partnership Interest of the Borrower is set forth on SCHEDULE 3.08. Except (A) as set forth in the Prospectus included in the registration statement filed by the REIT and declared effective by the SEC, (B) the exchange rights set forth in the Prime Partnership Agreement and
(C) the Borrower Partnership Agreement, Declaration of Trust of the REIT or the Prime Partnership Agreement, there are no (x) outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other), or commitments therefor, to subscribe for, purchase or acquire any Securities of the Borrower, Prime or the REIT, (y) agreements to pay any dividends on any such Securities, except in accordance WITH Section 6.05 hereof or (z) agreements to distribute to any holders of such Securities any properties or assets of the Borrower. The Borrower has no Subsidiaries nor is it a partner in any partnership, joint venture or other similar entity.

          Section 3.9. NO DEFAULT. The Borrower is not in default (as defined in the applicable agreement or obligation) in any respect in the payment or performance (i) of any of its obligations for the payment of money, or (ii) under any franchise, license or leasehold interest and no default has occurred and is continuing, except, in each case, for defaults that would not have a Material Adverse Effect.

          Section 3.10. TAXES. The Borrower has timely filed, or caused to be filed, all federal, state, local and foreign tax returns that are required to be filed by it and has paid, or caused to be paid, all taxes, assessments, interest and penalties thereon, on or before the due dates thereof, unless such tax, assessment, charge, levy, claim is actively being contested in good faith by appropriate proceedings and there has been set aside on the books of such Person adequate reserves in accordance with GAAP applied with respect thereto. There are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower for past federal, state or local taxes, except those, if any, as to which proper reserves, determined in accordance with GAAP, are reflected in the most recent financial statements. All such tax reports or returns fairly reflect the taxes of the Borrower for the periods covered thereby. No Internal Revenue Service or other tax audit of the Borrower has occurred, is pending or, to the knowledge of the Borrower, threatened, and the results of any completed audits are properly reflected in the financial statements.

          Section 3.11. [RESERVED].

          Section 3.12. ERISA; LABOR RELATIONS. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Plan maintained by the Borrower or any ERISA Affiliate (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. There are no multiemployer plans. Neither the Borrower nor any of its ERISA Affiliates has had a complete or partial withdrawal from any multiemployer plan. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each ERISA Affiliate for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits. The Borrower is not a party to any collective bargaining agreement.

          Section 3.13. CORRECT INFORMATION. The information, exhibits and reports furnished in writing by the Borrower and the Primestone Partners to the Lender in connection with the negotiation and preparation of this Agreement and the other Loan Documents are true and correct and do not contain any omissions or misstatements of fact that would make the statements contained therein misleading or incomplete in any material respect, which omissions or misstatements could have, individually or in the aggregate, a Material Adverse Effect. There is no fact now known to the Borrower and the Primestone Partners that has not been disclosed to the Lender that materially adversely affects the management, business, assets, prospects, properties, operations or condition (financial or other) of the Borrower.

          Section 3.14. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or subject to any other statute that regulates the incurring of Indebtedness.

          Section 3.15. MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" or "margin securities" (within the meaning of Regulation U); none of the Obligations or liabilities of the Borrower are secured, directly or indirectly, by "margin stock" or "margin securities", and no part of the proceeds of any extension of credit hereunder will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock" or "margin securities", in each case, in a manner which would breach or contravene any of Regulations T, U, or X.

          Section 3.16. REIT MATTERS. The REIT (i) for all taxable years commencing with its initial taxable year through December 31, 1999 has been properly subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has qualified as a REIT for such years, (ii) has operated since December 31, 1999, and will continue to operate, in such a manner as to qualify as a REIT for the taxable year beginning January 1, 2000 determined as if the taxable year of the REIT ended as of the Restatement Effective Date and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or threatened. Each Subsidiary of the REIT which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by the REIT of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause the REIT to violate Section 856(c)(4) of the Code. The nature of the assets of the REIT and the Subsidiaries of the REIT is such that the sale of all of the assets owned by them would not cause the REIT to be disqualified as a REIT under Code Section 856(c)(2) or 856(c)(3) or otherwise. The REIT has not elected and will not elect to pay Tax on any capital gain recognized on or after January 1, 1999. Each Subsidiary of the REIT which is a corporation has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. Prime is not a publicly traded partnership within the meaning of
Section 7704 of the Code, and the interests in Prime are not considered to be
(i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof under either Internal Revenue Service

Notice 88-75 or Treasury Regulations Section 1.7704-1. In the case of a partner of Prime that is a Flow-Through Entity (as defined below), no Person owning an interest in such Flow-Through Entity (directly or through another Flow-Through Entity) is treated as a partner of Prime under either Internal Revenue Service Notice 88-75 or Treasury Regulation Section 1.7704-1(h)(3). For purposes of this Section 2.14(b), "Flow-Through Entity" means an entity classified as a partnership, a grantor trust or an S corporation for federal income tax purposes.

                                   ARTICLE 4.

                              CONDITIONS PRECEDENT

          Section 4.1. CONDITIONS PRECEDENT TO EFFECTIVENESS. The obligations of the Lender to execute and deliver this Agreement and to extend the Expiration Date are subject to the fulfillment of the following conditions precedent. The Lender shall have received on or before the Restatement Effective Date each of the following documents and instruments, each dated such date, in form and substance satisfactory to the Lender:

          (a) a certificate of an Authorized Officer of the Borrower and each Guarantor, dated as of the Restatement Effective Date, certifying (i) that attached thereto are true and complete copies of the partnership and corporate action authorizing the execution, delivery and performance of the Loan Documents by the Borrower and each Guarantor, as applicable, (ii) that such partnership and corporate action is in full force and effect without modification as of such date, and (iii) as to the incumbency and signatures of the Authorized Officer executing the Loan Documents to which such Person is a party;

          (b) (i) copies of the constitutive governing documents of the Borrower and each Guarantor certified as of a recent date; (ii) certificates of said Secretary of State as to the due organization, existence and good standing of the Borrower and each Guarantor, as of a recent date; (iii) certificates of good standing of the Secretary of State of each jurisdiction in which the Borrower is qualified to do business and the State of Illinois with respect to each Guarantor; and (iv) a certificate of an Authorized Officer of the Borrower and each Guarantor dated the Restatement Effective Date, certifying (A) that attached thereto are true, correct and complete copies of the constitutive governing documents as is in effect on the date of such certification, and (B) that such constitutive governing documents have not been amended since the date of the last amendment thereto furnished pursuant to clause (i) above;

          (c) the applicable Loan Documents and all UCC financing statements required by the Collateral Documents are duly executed by all the parties thereto (other than the Lender);

          (d) evidence that all actions necessary or, in the opinion of the Lender and its counsel, desirable, to create and perfect the security interests and other Liens granted under the Loan Documents, have been duly taken and that there are no security interests senior to the security interests granted in favor of the Lender;

          (e) a legal opinion of counsel to the Borrower, each Guarantor, the REIT and Reschke in form and substance satisfactory to the Lender, together with such other opinions as the Lender may reasonably request;

          (f) such consents, approvals or acknowledgments with respect to such of the transactions hereunder as may be necessary or as the Lender or its counsel may deem appropriate;

          (g) the Primestone Partners, the REIT and Prime shall have executed and delivered to the Lender the Primestone Consent, the REIT Consent and the Prime Consent, respectively substantially in the form of EXHIBIT I;

          (h) a certificate showing that, at the time of the Restatement Effective Date, and after giving effect to the fundings hereunder and the consummation of all other transactions contemplated by this Agreement and the other Loan Documents, (i) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct on and as of such date and no representation made or information supplied to the Lender shall have proven to be inaccurate or misleading in any material respect; and (ii) no Event of Default or Default shall have occurred; and the Lender shall have received a certificate of the Borrower signed on its behalf by an Authorized Officer that (A) no Material Adverse Change has occurred since June 30, 2000; (B) no litigation or administrative proceeding of or before any court or governmental body or agency in excess of $100,000 individually or $250,000 in the aggregate is pending or threatened against the Borrower or any of its respective properties which could be reasonably be expected to have a Material Adverse Effect; (C) no litigation or administrative proceeding of or before any court or governmental body or agency in excess of $5,000,000 is pending or threatened against each Guarantor or any of its respective properties which could be reasonably be expected to have a Material Adverse Effect; (D) each of the Borrower and each Guarantor is in compliance with all pertinent federal, state and local laws, rules and regulations, including, without limitation, those with respect to ERISA and all applicable environmental laws, except where the violation of which would not have a Material Adverse Effect; and (E) none of the Borrower, any Primestone Partner, Prime, each Guarantor, the REIT nor any of their Subsidiaries, shall be the subject of any bankruptcy, reorganization, insolvency or similar proceeding;

          (i) payment in full of all amounts then due and payable under the terms of this Agreement, including, without limitation, (i) all of the fees payable to the Lender pursuant to this Agreement, and (ii) all of the Lender's out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of the Lender's counsel);

          (j) such other and further documents as the Lender and its counsel may have reasonably requested and all legal matters incident to this Agreement, the transactions contemplated hereby and the Loan shall be reasonably satisfactory to the Lender and its counsel;

          (k)    the IPO shall have been consummated, no stop order under
Section 8 of the Securities Act of 1933 suspending the effectiveness of the registration statement for the IPO shall have been issued by the SEC, and the REIT Stock shall have been approved for listing on the New York Stock Exchange ("EXCHANGE"), and the Exchange shall not have suspended trading in the REIT Stock;

          (l) each of Vornado and Borrower shall have executed and delivered to the Lender the Intercreditor Agreement in substantially the form of EXHIBIT J;

          (m) Borrower shall have satisfied in full all its obligations to Blackstone under the Borrower Partnership Agreement, including, without limitation, the repurchase of all of Blackstone's interests in the Borrower on terms and conditions satisfactory to the Lender, and Blackstone shall have no further interest in the Borrower or claims with respect to its interests in the Borrower or under the Borrower Partnership Agreement, and Blackstone shall have executed an acknowledgment and waiver, in form and substance satisfactory to the Lender, to the foregoing effect;

          (n) Borrower shall deliver evidence satisfactory to the Lender that the transaction contemplated by the Vornado Loan Agreement have been consummated on terms and conditions satisfactory to the Lender;

          (o) Borrower shall deliver resolutions from the independent trustees of the REIT approving the transactions contemplated by this Agreement; and

          (p) Borrower shall deliver a letter from Reschke with respect to certain matters in form and substance satisfactory to the Lender.

                                   ARTICLE 5.

                              AFFIRMATIVE COVENANTS

          The Borrower hereby covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount of the Loan is not indefeasibly repaid in full, the Borrower shall comply with each of the following covenants:

          Section 5.1. MAINTENANCE OF EXISTENCE AND PROPERTIES. The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and continue to conduct its business, as now and proposed to be conducted. The Borrower shall (i) do or cause to be done all things necessary to preserve and keep in full force and effect all of its rights, franchises and intellectual property, and comply with all laws applicable to it, except for violations thereof which would not have a Material Adverse Effect.

          Section 5.2. [RESERVED].

          Section 5.3. PUNCTUAL PAYMENT. The Borrower shall duly and punctually pay the principal of and interest on the Note and any other amount due under this Agreement or any of the Loan Documents to which it is a party, including, without limitation, the amounts payable under Section 2.08 hereof within any grace period provided herein.

          Section 5.4. PAYMENT OF LIABILITIES. The Borrower shall pay and discharge in the ordinary course of business, where applicable, all of its obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be diligently contested in good faith by appropriate proceedings, and maintain in accordance with GAAP appropriate reserves for any of the same.

          Section 5.5. COMPLIANCE WITH LAWS. The Borrower shall observe and comply with all applicable laws, statutes, rules, regulations or other requirements having the force of law, including, without limitation, all applicable environmental laws to the extent failure to so comply could have a Material Adverse Effect.

          Section 5.6. PAYMENT OF TAXES, ETC. The Borrower shall pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before the same shall become in default or within ten (10) days thereafter, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon such property or any part thereof within ten (10) days thereafter, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon any of its properties or any part thereof within ten (10) days of such claims being due and payable; PROVIDED, HOWEVER, that no such tax, assessment, charge, levy, claim need be paid and discharged so long as the validity thereof shall be diligently contested in good faith by appropriate proceedings and there shall have been set aside on the books of the Borrower adequate reserves in accordance with GAAP applied with respect thereto, but such tax, assessment, charge, levy, or claim shall be paid before the property subject thereto shall be sold to satisfy any Lien which had attached as security therefor.

          Section 5.7. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower shall furnish to the Lender, in form and substance acceptable to the Lender and at the Borrower's expense:

          (a) within ninety (90) days after the end of each Fiscal Year, (i) audited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related audited consolidated statements of income and changes in financial position of the Borrower and its Subsidiaries for such Fiscal Year, prepared in accordance with GAAP, including consolidated financial reports with all related schedules and notes attached thereto, setting forth, in each case, in comparative form, corresponding figures from the preceding Fiscal Year, all in reasonable detail, prepared by management and audited by and with an unqualified opinion of, nationally recognized independent certified public accountants reasonably satisfactory to the Lender, together with a statement stating whether or not such accountants have any knowledge that the Borrower and its Subsidiaries is then or has been in violation of any covenants pertaining to this Agreement or pertaining to any other debt covenant of the Borrower or its Subsidiaries and that, to their knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would constitute any such violation and (ii) a certificate of an Authorized Officer that no Default or Event of Default is then occurring;

          (b) within forty-five (45) days after the end of each Fiscal Quarter, quarterly unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and changes in financial position of the Borrower and its Subsidiaries for such Fiscal Quarter, prepared in accordance with GAAP and certified as to accuracy and completeness by an Authorized Officer of the Borrower;

          (c) within ten (10) days of any revision to any of the financial statements referred to in clauses (a) or (b) above, such financial statements, as revised;

          (d) upon request from Lender, within ten (10) days, true, complete and correct copies of all federal, state, local and foreign tax returns that are required to be filed by the Borrower, including, without limitation, all related schedules and annexes to such tax returns;

          (e) as soon as available, a true copy of any "management letter" or other communication to the Borrower, its officers, general partners, managers or members by its accountants regarding matters which arose or were ascertained during the course of the audit and which said accountants determined ought to be brought to management's attention;

          (f)   copies of any notices delivered to it by Prime or the REIT;

          (g) immediately upon any officer, director, general partner, manager or member of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Event of Default, (ii) of any condition or event which would have a Material Adverse Effect, (iii) of any condition or event giving rise to any rights of a Primestone Partner under, or any notice delivered pursuant to, Section 9.5 of the Borrower Partnership Agreement, (iv) that any Person has given any notice to the Borrower or, to its knowledge, taken any other action with respect to a claimed default or event or condition of the type referred to in clauses (f), (g) and (j) of
Section 8 hereof, or (v) to its knowledge, of the institution of any litigation involving claims against the Borrower equal to or greater than $100,000 with respect to any single cause of action or $250,000 with respect to the aggregate of all causes of action or any adverse determination in any litigation involving a potential liability to the Borrower equal to or greater than $100,000 with respect to any single cause of action or $250,000 with respect to the aggregate of all causes of action (which, in all such cases, are not covered by insurance), an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action, if any, the Borrower has taken, is taking or proposes to take with respect thereto;

          (h    immediately upon the Borrower becoming aware of the occurrence of (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, reorganization or insolvency of any multiemployer plan or (ii0 the institution of proceedings or the taking of any other action by the PBGC or the Borrower, or any ERISA Affiliate or any multiemployer plan with respect to the withdrawal from, or the terminating, reorganization or insolvency of, any Plan;

          (i    promptly (i) notify Lender of any amendment to the Borrower
Partnership Agreement, (ii) provide the Lender with the full text of any such amendment and (iii) provide the Lender with a copy of the Borrower Partnership Agreement, as so amended; and

          (j    as soon as practicable, such other information concerning the financial affairs and condition (financial or otherwise) of the Borrower, Prime (to the extent available to Borrower), the REIT (to the extent available to Borrower) or the Collateral as the Lender may from time to time reasonably request.

          Section 5.8. ACCOUNTS AND REPORTS. The Borrower shall keep accurate records and books of account at its principal place of business in which complete, accurate and correct entries shall be made of all dealings or transactions in relation to its businesses and affairs, as applicable, and the Collateral.

          Section 5.9. INSPECTION; AUDIT. The Borrower shall permit any authorized representative designated by the Lender, upon reasonable advance notice, to visit, inspect and audit its properties and condition, including its books and records (and to make copies thereof), and to discuss its affairs, finances and accounts with its officers, general partners, managers, members or directors, employees, auditors, legal counsel and agents at such reasonable times and as often as may be reasonably requested by the Lender, which visit, inspection and audit shall be at the expense of the Lender unless a Default or Event of Default shall have occurred and not been cured at the time of the commencement of such visit, inspection or audit, in which case such visit, inspection and audit shall be at the expense of the Borrower.

          Section 5.10. UCC FILINGS. Within thirty (30) days of the Closing Date, the Borrower will deliver to the Lender UCC search reports evidencing UCC filings made in each jurisdiction required in the Collateral Documents.

          Section 5.11. REGISTRATION RIGHTS. The Borrower shall not amend the Registration Rights Agreement.

          Section 5.12. DISTRIBUTIONS FROM THE REIT STOCK OR OP UNITS. The Borrower shall deposit into the Securities Account all proceeds from any distributions and dividends from the REIT Stock or OP Units which constitute the Collateral.

                                   ARTICLE 6.

                               NEGATIVE COVENANTS

          The Borrower hereby covenants and agrees that, from and after the date of execution of this Agreement and so long as any Loan is not indefeasibly repaid in full, the Borrower shall comply with each of the following covenants:

          Section 6.1. INDEBTEDNESS. Except for the Indebtedness incurred under the Vornado Loan Agreement on the date hereof, the Borrower shall not directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness that is secured by or imposes any limitation on any Collateral, other than Indebtedness of the Borrower to the Lender incurred pursuant to this Agreement or the other Loan Documents.

          Section 6.2. LIENS. Except for the Liens incurred under the Vornado Loan Documents on the date hereof, the Borrower shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral, whether now owned or hereafter acquired, except Liens arising under the Loan Documents in favor of the Lender.

          Section 6.3. FUNDAMENTAL CHANGES. The Borrower shall not change its capital structure, enter into any merger or consolidation, or liquidate, wind-up or dissolve.

          Section 6.4. DISPOSITIONS OF ASSETS. The Borrower shall not assign, sell, lease or otherwise dispose of, whether by sale, merger, consolidation, liquidation, dissolution, abandonment or otherwise, any of the Collateral unless the proceeds thereof are used to repay all or a portion of the Obligations pursuant to Section 2.04 (b) hereof.

          Section 6.5. DIVIDENDS AND REDEMPTIONS. The Borrower shall not: (i) declare, pay or make any dividend or other distribution of assets, properties, cash, rights, obligations or Securities on account of any shares of its Securities, including, without limitation, by redemption, purchase, retirement or other acquisition, except as otherwise consented to in advance in writing by the Lender; or (ii) make any payment, prepayment or retirement of Indebtedness (including, without limitation, intercompany advances or loans made to Borrower by its partners and Indebtedness incurred under the Vornado Loan Documents on the date hereof) of the Borrower other than (a) payments pursuant to, or permitted by, this Agreement and the other Loan Documents, (b) scheduled payments made in accordance with the terms of such Indebtedness, and (c) payments of trade debt made in the ordinary course of business. The Borrower shall not directly or indirectly, purchase, redeem or retire or otherwise acquire any shares of its Securities or any debt securities issued by it. Notwithstanding anything to contrary contained herein, the Borrower will be permitted to pay up to $2,000,000 of the outstanding principal under the Vornado Loan Documents solely with the proceeds from capital contributions from Primestone Partners.

          Section 6.6. CERTAIN OTHER TRANSACTIONS. The Borrower shall not enter into any transaction that has a Material Adverse Effect on the Collateral or which prohibits the Borrower from pledging, encumbering or granting a security interest in the Collateral, whether now owned or hereafter acquired.

          Section 6.7. TRANSACTIONS WITH AFFILIATES AND CERTAIN OTHER PERSONS. The Borrower shall not directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property and guarantees and assumptions of obligations of an Affiliate) with any stockholder, officer, director, employee, partner, member or Affiliate of the Borrower, other than (i) the making of, and payment of principal and interest on, intercompany transfers, advances and loans; (ii) transactions on an arms-length basis on terms no less favorable to the Borrower than if such Affiliate was not an Affiliate of the Borrower; (iii) the payment of salary and other customary compensation for a similarly situated business of its directors, officers and employees in the ordinary course of its business; (iv) management and leasing agreements which are entered into in the ordinary course of the Borrower's business, are consistent with existing similar agreements of the Borrower and are customary in the industry; (v) the transaction described on SCHEDULE 6.07 hereto, (vi) transactions between the Borrower and its Subsidiaries that are entered into in the ordinary course of business and consistent with past practice and
(vii) transactions consented to in advance in writing by the Lender, in its reasonable discretion.

          Section 6.8. FISCAL YEAR. The Borrower shall not change its Fiscal
Year.

          Section 6.9. ERISA. The Borrower shall not be or become obligated to PBGC in excess of $100,000 or be or become obligated to the Internal Revenue Service with respect to excise or other penalty taxes provided for in
Section 4975 of the IRC in excess of $100,000. The Borrower shall not seek any waiver from the minimum funding standard set forth under Section 302 of ERISA or Section 412 of the IRC or engage in any material Prohibited Transaction with respect to any Plan.

          Section 6.10. REGULATIONS T, U AND X. The Borrower shall not apply, directly or indirectly, any part of the proceeds of the Loan for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin security" as defined in Regulation G or for the purpose of reducing or retiring any Indebtedness which was originally incurred for any such purpose, in each case, in violation of Regulation T, U or X.

          Section 6.11. BORROWER PARTNERSHIP AGREEMENT. The Borrower shall not permit the amendment of the Borrower Partnership Agreement in any manner.

                                   ARTICLE 7.

                                   [RESERVED].

                                   ARTICLE 8.

                               EVENTS OF DEFAULT

          Section 8.1. EVENTS OF DEFAULT. Each of the following events or conditions shall constitute an Event of Default under this Agreement:

          (a) the Borrower shall (i) fail to pay when due any principal (including mandatory prepayments) of any Loan or (ii) fail to pay any interest on any Loan or any other amount due and payable hereunder or with respect to any Loan (excluding the fee payable pursuant to Section 2.08(b)) when due and such default shall have continued unremedied for three (3) days;

          (b) any representation, warranty or statement given in this Agreement or in any other Loan Document by any party thereto (other than the Lender) or in any certificate, opinion, report, financial statement or other written statement furnished at any time pursuant to this Agreement shall prove to be or have been untrue or misleading in any material respect as of the date on which it is made or deemed to be made;

          (c) (i) the Borrower shall fail to perform, keep or observe in any respect any covenant or condition contained in Sections 5.01, 5.03, 5.06, 5.07, 5.08, 5.09, 5.10 and 5.11 hereof or Article 6 hereof, (ii) the Borrower shall fail to perform, keep or observe in any respect any covenant or condition contained in Section 5.04 (provided such obligations and liabilities referred to in Section 5.04 are accelerated) hereof and such failure contained in this clause (ii) shall not be cured to the Lender's reasonable satisfaction within five (5) days after the occurrence of such failure, or (iii) the Borrower shall fail to perform, keep or observe in any respect any covenant or condition contained in Section 5.04 (provided such obligations and liabilities referred to in Section 5.04 are not accelerated) and 5.05 hereof and such failure contained in this clause (iii) shall not be cured to the Lender's reasonable satisfaction within fifteen (15) days after the occurrence of such failure;

          (d) the Borrower, Reschke, any of the Guarantors or any other party to a Loan Document (other than the Lender) shall fail to perform, keep or observe in any respect any other term, provision, condition, covenant, waiver, warranty or representation contained in this Agreement or in any other Loan Document to which it is a party that is required to be performed, kept or observed by the Borrower, any of the Guarantors or any party to a Loan Document, other than the Lender, and the same, if curable, shall not be cured to the Lender's satisfaction within ten (10) days after the occurrence of such failure, unless the Borrower is diligently working to cure such failure and such failure has not resulted in a Material Adverse Effect, in which case no Event of Default shall occur with respect thereto until thirty
(30) days after the occurrence of such failure;

          (e) Vornado shall fail to perform, keep or observe in any respect any term, provision, condition, covenant, waiver, warranty or representation contained in the Intercreditor Agreement that is required to be performed, kept or observed by Vornado, and the same, if curable, shall not be cured to the Lender's satisfaction within three days after the occurrence of such failure;

          (f) (i) the Lender shall not have at any time first priority perfected Liens and security interests in all of the Collateral, (ii) any of the Loan Documents (including, without limitation, the Guaranties) shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any of the parties thereto (other than the Lender), or (iii) any of such parties shall deny that it has any or any further liability or obligation thereunder at a time when it in fact does have such liabilities or obligations thereunder;

          (g) the Borrower shall fail to (a) pay all or any portion of any Indebtedness in excess of $100,000 (other than the Obligations) when due (whether by stated maturity, required prepayment, acceleration, demand or otherwise) after the expiration of any applicable grace periods; or (b) perform or observe any term, covenant or condition to be performed on its part or to be observed under any agreement or instrument relating to such Indebtedness, when required to be performed or observed;

          (h) PGI shall fail to pay all or any portion of any Indebtedness in excess of $5,000,000 (other than the Obligations) when due (whether by stated maturity, required prepayment, acceleration, demand or otherwise) after the expiration of any applicable grace periods;

          (i) the Borrower permits one or more judgments against it in excess of $100,000, individually, and $250,000, in the aggregate, to remain unstayed, unbonded or not discharged for a period of more than thirty (30) days, unless such judgment is being contested in good faith and the Borrower has established reserves in accordance with GAAP that are satisfactory to the Lender;

          (j) the REIT permits one or more judgments against it in excess of $15,000,000 to remain unstayed, unbonded or not discharged for a period of more than thirty (30) days, unless such judgment is being contested in good faith and the REIT has established reserves in accordance with GAAP that are satisfactory to the Lender; or (iii) Prime permits one or more judgments against it in excess of $15,000,000 to remain unstayed, unbonded or not discharged for a period of more than thirty (30) days, unless such judgment is being contested in good faith and Prime has established reserves in accordance with GAAP that are satisfactory to the Lender.

          (k) any of the operations or business of the Borrower, any of the Guarantors, Prime or the REIT is suspended, other than in the ordinary course of its business, which has a Material Adverse Effect;

          (l) the Borrower, any of the Guarantors, Prime or the REIT commences any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or consents to; approves of, or acquiesces in, any such case, proceeding or other action, or applies for a receiver, trustee or custodian for itself or for all or a substantial part of its properties or assets, or makes an assignment for the benefit of creditors, or fails generally to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, or is adjudicated insolvent or bankrupt;

          (m) there is commenced against the Borrower, any of the Guarantors, Prime or the REIT any case or proceeding or any other action is taken against the Borrower, Prime or the REIT in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or there is appointed a receiver, trustee or custodian for the Borrower, any of the Guarantors, Prime or the REIT or for all or a substantial part of their respective properties or assets; or there is issued a warrant of attachment, execution or similar process against any substantial part of the properties or assets of the Borrower, any of the Guarantors, Prime or the REIT; and any such event continues for thirty (30) days undismissed, unstayed, unbonded or undischarged;

          (n) (i) the Borrower engages in any Prohibited Transaction involving any Plan; (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) exists with respect to any Plan; (iii) a Reportable Event occurs with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is likely to result in the termination of such Plan for purposes of Title IV of ERISA and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for 10 days after notice of such Reportable Event pursuant to
Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten (10) days after commencement thereof, as the case may be;
(iv) the Borrower or any of its Subsidiaries fully or partially withdraws from any multiemployer Plan; PROVIDED, HOWEVER, that any event or condition described in any of clauses (i) through (iv) of this paragraph (k) shall not constitute an Event of Default unless such event or condition, together with all other such events or conditions (if any), is likely to subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the management, business, properties, assets, operations or condition (financial or other) of the Borrower or such Subsidiary; or (v) any Plan terminates for purposes of Title IV of ERISA, or PBGC institutes proceedings for the involuntary termination of any Plan, in either case, with a vested unfunded liability of $100,000 or more;

          (o) there shall occur a cessation of a substantial part of the business of the Borrower, any of the Guarantors, Prime or the REIT for a period which significantly affects the Borrower's, any Guarantor's, Prime's or the REIT's capacity to continue its business; or the Borrower, Prime or the REIT shall suffer the loss or revocation of any license or Permit now held or hereafter acquired by such Person which is necessary to the continued or lawful operation of a part of its business that would have a Material Adverse Effect; or the Borrower, any of the Guarantors, Prime or the REIT shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any part of its business affairs for a period which would have a Material Adverse Effect;

          (p)   a Material Adverse Change shall have occurred;

          (q) a Change of Control shall have occurred with respect to the Borrower, any Guarantor, Prime, or the REIT;

          (r)   (i) (A) failure on the part of the REIT to comply with
Section 2 of the REIT Consent or (B) the REIT enters into any of the transactions set forth in Section 2 thereof and the Lender determines that entering into such transaction could result in an impairment of the validity or enforceability of, or an impairment of the rights, remedies or benefits available to the Lender or in a material and adverse alteration of the rights, preferences and terms of the Common Units (as defined in the Prime Partnership Agreement) or (ii) (A) failure on the part of Prime to comply with Section 2 of the Prime Consent or (B) Prime enters into any of the transactions set forth in Section 2 thereof and the Lender determines that entering into such transaction could result in an impairment of the validity or enforceability of, or an impairment of the rights, remedies or benefits available to the Lender or in a material and adverse alteration of the rights, preferences and terms of the Common Units (as defined in the Prime Partnership Agreement); PROVIDED, that if the Lender waives in writing the notice requirements in each of the REIT Consent and the Prime Consent and the Lender consents to the type of transactions set forth in Section 2 of each of the REIT Consent and the Prime Consent it shall not be an Event of Default; PROVIDED, FURTHER, that it is understood that the delivery of notice by either of the REIT or Prime pursuant to the REIT Consent or the Prime Consent, as applicable, shall be deemed to be performance of the corresponding obligation to deliver notice under the other document and the party which did not deliver notice shall be bound by the same; and

          (s) there shall occur a default under any of the Vornado Loan Documents and, to the extent a cure period is provided under the applicable Vornado Loan Document with respect to such default, such default shall continue unremedied for such period of time during which cure of such default is required thereunder.

          Section 8.2. REMEDIES UPON AN EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, the Lender may by notice to the Borrower (i) declare the commitment of the Lender to make the Loan hereunder to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the Loan, all interest thereon, any accrued and unpaid fees and all other amounts payable hereunder or in respect of the Loan to be forthwith due and payable, whereupon they shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by each of the Borrower. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in Sections 8.01(k) or (l) above, the commitment of the Lender to make the Loan shall automatically be terminated and the Loan, all interest thereon and all accrued and unpaid fees and all other amounts payable hereunder or in respect of the Loan shall immediately become due and payable, without any requirement on the part of the Lender to give notice, or make declaration, of any kind regarding such Event of Default and without presentment, demand, protest or any other requirement on the part of the Lender, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE 9.

                                  MISCELLANEOUS

          Section 9.1. NOTICES. All notices, consents, demands or other communications hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective, except as explicitly otherwise noted, (i) on the day on which delivered if delivered personally, or transmitted by telecopier (followed by a mailed written confirmation), (ii) on the next Business Day if delivered by a nationally recognized overnight courier (such as Federal Express), or (iii) five (5) Business Days after the date on which the same is mailed by certified United States mail, postage prepaid, return receipt requested, and shall be addressed:

          (a) in the case of the Borrower, to:

               Primestone Investment Partners, L.P.
               c/o The Prime Group, Inc.
               77 West Wacker Drive
               Suite 4200
               Chicago, Illinois  60601
               Attention:  Michael W. Reschke
               Telecopier No.:  (312) 917-1511

             With a copy to:

               The Prime Group, Inc.
               77 West Wacker Drive
               Suite 4200
               Chicago, Illinois 60601
               Attention:  Robert J. Rudnik
               Telecopier No.: (312) 917-8442

             With a copy to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois  60601
               Attention:  Wayne D. Boberg, Esq.
               Telecopier No.:  (312) 558-5700

          (b) in the case of the Lender, to:

               P-B Finance Ltd.
               One Seaport Plaza
               27th Floor
               New York, New York 10292
               Attention:  Christopher Taylor
               Telecopier No.:  (212) 778-2670

             With copies to:

               Prudential Securities Incorporated
               One New York Plaza
               16th Floor
               New York, New York 10292
               Attention:  Michael Pierro
               Telecopier No.:  (212) 778-2239

             With additional copies (other than copies of any Notice of Borrowing) to:

               Prudential Securities Incorporated
               One New York Plaza
               18th Floor
               New York, New York  10292
               Attention:  Mr. Scott Schaevitz
               Telecopier No.:  (212) 778-3194

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, New York  10036
               Attention:  Greg Milmoe, Esq.
               Telecopier No.:  (212) 735-2000

or at such other address as the party giving such notice shall have been advised of in writing for such purpose by the party to which the same is directed.

          Section 9.2. SURVIVAL OF THIS AGREEMENT. Subject to the last sentence of Section 9.03, all covenants, agreements, representations and warranties made herein, or in the Loan Documents or in any certificate delivered pursuant hereto or thereto shall survive the execution by the Borrower and delivery to the Lender of this Agreement, the Note and the other Loan Documents and the making of the Loan hereunder, and shall continue in full force and effect so long as any part of the Loan remains outstanding and unpaid.

          Section 9.3. INDEMNITY. The Borrower agrees to defend, protect, indemnify and hold harmless the Lender and each of its affiliates (as defined in rule 405 under the Securities

Act) controlling persons (as defined in Section 15 of the Securities Act), officers, directors, employees, agents, attorneys and consultants (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees incurred in connection with any action or proceeding between or among the Borrower and any Indemnitee or between any Indemnitee and any third party or otherwise, whether or not relating to any investigative, administrative or judicial proceeding and whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, special, consequential, punitive or treble and whether based on any federal, state or local, or foreign, laws or other statutory regulations, including, without limitation, applicable environmental laws, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto or contemplated hereby, or any action or inaction by any Indemnitee under or in connection therewith, any commitment of the Lender hereunder, or the making of the Loan, or the management of the Loan, or the use or intended use of the proceeds of any Loan, advance or other financial accommodation provided hereunder, or any ERISA liabilities, or the use or intended use of the Collateral or any accident or injury occurring on any of the Borrower's properties, or the payment of any brokerage commission to anyone in connection with funding the Loan, or any misrepresentation made by the Borrower to the Lender in the Loan Documents, including, in each such case, any allegation of any such matters, whether meritorious or not (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters directly caused by or resulting primarily from the willful misconduct or gross negligence of such Indemnitee. This Section 9.03 shall survive the payment in full of all amounts due and payable under this Agreement or any of the Loan Documents and the full satisfaction of all other Obligations of the Borrower.

          Section 9.4. COSTS, EXPENSES AND TAXES. (a) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing or recording of this Agreement, each of the Loan Documents, and any other documents, instruments or agreements which may be delivered in connection with this Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, and local counsel who may be retained by said counsel, provided such local counsel expenses are incurred in connection with the transactions contemplated by this Agreement and consummated prior to, on or shortly after the Closing Date or upon the occurrence of a Default or Event of Default) with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement, (ii) all costs and expenses in connection with all third party reports, the audit, appraisal, valuation, investigation, and the creation, perfection, priority or protection of the Lender's Liens against the Collateral, including, without limitation, all costs and expenses to pay or discharge taxes, Liens, security interests or other encumbrances levied, placed or threatened against the Collateral, (iii) all out-of-pocket costs and expenses in connection with the audits, inspections and investigations con-ducted pursuant to Section 5.09 hereof, and (iv) all costs and expenses (including, without limitation, the reasonable fees and expenses of the Lender's counsel) of the Lender in connection with the enforcement of this Agreement and each of the Loan Documents and such other documents, instruments or agreements which may be delivered in connection with this Agreement.

          (b) Any and all payments by the Borrower under this Agreement or the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on or in respect of its income (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 9.04), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a Tax credit is received by the Lender for any Taxes deducted or withheld by the Borrower or paid or remitted by the Lender in accordance with this section 9.04(b) and in respect of which additional amounts have been paid by the Borrower under this section 9.04(b) then, to the extent that such Tax credit has been received and utilized by the Lender, the Lender shall forthwith pay to the Borrower an amount equal to such Tax credit, provided that such amount shall not exceed the additional amounts paid by the Borrower to the Lender under this section 9.04(b).

          (c) The Borrower further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise in connection with the execution and delivery of this Agreement, any of the Loan Documents or any of the other instruments, documents or agreements executed and/or delivered in connection herewith or therewith, or any payment made hereunder or in connection herewith (hereinafter collectively referred to as "OTHER TAXES").

          (d) The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Borrower under this Section 9.04) paid by the Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor. A certificate as to any additional amount payable to the Lender under this Section 9.04 submitted to the Borrower by the Lender shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon each of the parties hereto.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.04 shall survive the payment in full of all amounts due and payable under this Agreement or any of the Loan Documents and the full satisfaction of all other Obligations of the Borrower.

          Section 9.5. FURTHER ASSURANCES. (a) At any time and from time to time, upon the request of the Lender, the Borrower shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments (including without limitation, any and all forms required by the Federal Reserve Board) and do such other acts and things as the Lender may reasonably request in order to effect fully the intent and purposes of this Agreement and the Loan Documents, and any other agreements, instruments and documents delivered pursuant hereto or in connection with the making of the Loan, in proper form for recording and otherwise in form and substance reasonably satisfactory to the Lender and its counsel.

          (b) The Borrower agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Lender may reasonably request, in order to create, evidence, perfect or preserve any security interest or Lien granted or purported to be granted hereby or by any Loan Document or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any Loan Document with respect to any Collateral.

          Section 9.6. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement or any of the Loan Documents to which the Lender is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent, shall, unless in writing and signed by all holders of the Note do any of the following: (i) increase the Commitment,
(ii) reduce the principal of, or premiums or interest on, the Note or the fees payable in accordance with Section 2.08 hereunder, (iii) postpone any date fixed for any payment of principal of, or interest on, the Note or such funding fee or any other amount due hereunder or under any Loan Document to any holder of the Note, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Document to which such holder of the Note is a party, (iv) release any portion of the Collateral, or (v) amend this Section 9.06 or any other provision requiring the consent of all of the holders of the Note. No failure on the part of the Lender or any holder of the Note to exercise, and no delay in exercising, any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

          Section 9.7. REMEDIES CUMULATIVE. This Agreement, the Loan
Documents and the Obligations of the Borrower hereunder and thereunder are in addition to and not in substitu-tion for any other obligations of the Borrower or security interests granted by the Borrower now or hereafter held by the Lender and shall not operate as a merger of any contract or debt or suspend the fulfillment of or affect the rights, remedies or powers of the Lender in respect of any such obligation or security interest held by the Lender for the fulfillment thereof. The rights and remedies provided in this Agreement and in any Loan Document are cumulative and not exclusive of any other rights or remedies provided by law.

          Section 9.8. MARSHALING, RECOURSE TO SECURITY: PAYMENTS SET ASIDE. The Lender shall not be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations of the Borrower to the Lender hereunder or under the Loan Documents or otherwise. Recourse to security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Lender, or the Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and reinstated and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          Section 9.9. SETOFF. In addition to any rights and remedies of the Lender now or hereafter provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, on the occurrence and during the continuation of any Event of Default to setoff and apply against any Obligation, whether matured or unmeasured, of the Borrower, any amount owing from the Lender to the Borrower, at or at any time after the happening of any such Event of Default, and such right of setoff may be exercised by the Lender against the Borrower or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by the Lender before the making, filing or issuance, or service on the Lender of, or of notice of, any such event or proceeding.

          Section 9.10. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. For the purposes of this Section 9.10, an assignment shall be deemed to include the voluntary or involuntary sale, conveyance or transfer of the Borrower's Securities (or the Securities of any corporation directly or indirectly controlling the Borrower by operation of law or otherwise) or the creation or issuance of a new stock by which an aggregate of more than ten percent (10%) of the Borrower's Securities shall be vested in a party or parties who are not now shareholders.

          Section 9.11. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the substantive law of the State of New York, without regard to its choice of law provisions.

          Section 9.12. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. All judicial proceedings brought against the Borrower or the Lender with respect to this Agreement or any Loan Document may be brought in any state or federal court of competent jurisdiction situated in the Borough of Manhattan in the City and the State of New York and, by its execution and delivery of this Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any of the Loan Documents from which no appeal has been taken or is available. The Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its notice address specified in Section 9.01 hereof, such service to become effective five (5) Business Days after such mailing. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law.

          Section 9.13. INCONSISTENCIES. This Agreement and each of the Loan Documents shall be construed to the extent reasonable to be consistent, one with the other, but to the extent that the terms and conditions of this Agreement or any other Loan Document are actually inconsistent with the terms and conditions of any Loan Document, the terms and conditions of this Agreement shall govern.

          Section 9.14. PERFORMANCE OF OBLIGATIONS. The Borrower acknowledges and agrees that the Lender may, but shall have no obligation to, make any payment or perform any act required of the Borrower under this Agreement or any Loan Document or take any other action which the Lender in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threaten to be placed on any Collateral.

          Section 9.15. ASSIGNMENT; PARTICIPATION. The Lender may assign (by novation or otherwise) or participate all or a proportionate part of its rights, obligations and interests in the Loan and its rights hereunder and under the Loan Documents without restriction. The Lender may, prior to or after the execution of this Agreement syndicate the Loan with one or more financial institutions, who will become parties to this Agreement, in which case the Lender will be the sole and exclusive agent for such other financial institutions upon such terms and conditions as the Lender deems appropriate.
The Borrower hereby agrees to reasonably cooperate with the Lender, at the Lender's expense, to effect assignments and/or participations made with respect hereto.

          Section 9.16. CONFIDENTIALITY. The Lender shall maintain the confidential nature of, and shall not use or disclose, any of the Borrower's confidential financial information, without first obtaining the Borrower's written consent, which consent shall not be unreasonably withheld or delayed. Nothing in this Section 9.16 shall require the Lender to obtain the consent of the Borrower, before exercising any of its rights under the Loan Documents upon the occurrence of a Default or Event of Default. The obligations of the Lender shall in no event apply to: (i) providing information about the Loan or any party to any Loan Document to PSI or any actual or potential assignee or participant contemplated in Section 9.15 hereof; (ii) any situation in which the Lender, in the sole and absolute discretion of the Lender, is required by law or required or requested by any governmental, regulatory or supervisory authority or official to disclose information; PROVIDED, HOWEVER, that Lender will give Borrower notice thereof if permitted to do so by the requesting authority; (iii) providing information to counsel to the Lender in connection with the transactions contemplated by the Loan Documents; (iv) providing information to independent auditors retained by the Lender; (v) any information that is in or becomes part of the public domain otherwise than through a wrongful act of the Lender or any employees or agents thereof; (vi) any information that is in the possession of the Lender prior to receipt thereof from the Borrower or any other Person known to the Lender to be acting on behalf of the Borrower; (vii) any information that is independently developed by the Lender; and (viii) any information that is disclosed to the Lender by a third party that has no obligation of confidentiality with respect to the information disclosed.

          Section 9.17. CONSTRUCTION. The parties hereto acknowledge that each party and its counsel have reviewed this Agreement and each of the Loan Documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the Loan Documents.

          Section 9.18. ENTIRE AGREEMENT; BINDING EFFECT. This Agreement, taken together with all of the Loan Documents and all certificates and other documents delivered by the Borrower to the Lender, embodies the entire agreement and, except as otherwise contemplated herein, supersedes all prior agreements, written and oral, relating to the subject matter hereof.

          Section 9.19. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 9.20. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 9.21. EXECUTION OF COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          Section 9.22. LIMITATION OF LIABILITY. No claim may be made by the Borrower or any other Person against the Lender or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential, punitive or treble damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Documents, or any act, omission or event occurring in connection herewith or therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any and all special, indirect, consequential, punitive or treble damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 9.23. EFFECTIVENESS. This Agreement shall become effective on the date (the "RESTATEMENT EFFECTIVE DATE") on which (i) the Borrower and the Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the satisfaction of the Lender and (ii) the conditions contained in Article 4 are met to the satisfaction of the Lender (determined immediately after the occurrence of the Restatement Effective
Date). Unless the Lender has received actual notice on or prior to the date of this Agreement that the conditions contained in Article 4 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Lender's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred as of the date of this Agreement, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Article. 4). The Lender will give the Borrower written notice of the occurrence of the Restatement Effective Date.

          Section 9.24. NO PREFERENCE IN INTERPRETATION. The parties hereto acknowledge and assert that there has existed parity of bargaining power among the parties in the negotiation of this Agreement. The parties hereto agree that none of the provisions in this Agreement should be interpreted in such a way as to give preferential treatment to a party solely because such party was not primarily responsible for the drafting of this Agreement.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

                        PRIMESTONE INVESTMENT PARTNERS L.P.


                        By:    PG/Primestone, L.L.C., its general partner

                        By:    The Prime Group, Inc., its Administrative Member


                        By:    ________________________________________________
                               Name:
                               Title:




                        P-B FINANCE LTD.


                        By:    ________________________________________________
                               Name:
                               Title: